Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF

SPIRIT AVIATION HOLDINGS, INC.

(a Delaware corporation)

TABLE OF CONTENTS

Page

ARTICLE I - CORPORATE OFFICES	1
1.1 REGISTERED OFFICE	1
1.2 OTHER OFFICES	1
ARTICLE II - MEETINGS OF STOCKHOLDERS	1
2.1 PLACE OF MEETINGS; MEETINGS BY REMOTE COMMUNICATIONS.	1
2.2 ANNUAL MEETING	1
2.3 SPECIAL MEETING	1
2.4 NOTICE OF STOCKHOLDERS’ MEETINGS.	2
2.5 QUORUM	3
2.6 ADJOURNED MEETING; NOTICE	3
2.7 CONDUCT OF BUSINESS	3
2.8 VOTING	4
2.9 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING	4
2.10 FIXING THE RECORD DATE	5
2.11 LIST OF STOCKHOLDERS ENTITLED TO VOTE	5
2.12 INSPECTORS OF ELECTION	5
2.13 ADVANCE NOTICE OF STOCKHOLDER NOMINATIONS AND PROPOSALS	6
ARTICLE III - DIRECTORS	13
3.1 POWERS	13
3.2 NUMBER OF DIRECTORS	13
3.3 NEWLY CREATED DIRECTORSHIPS AND VACANCIES	13
3.4 RESIGNATION	13
3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE	13
3.6 REGULAR MEETINGS	13
3.7 SPECIAL MEETINGS	13
3.8 ADJOURNED MEETINGS	14
3.9 NOTICES	14
3.10 WAIVER OF NOTICE	14
3.11 ORGANIZATION	14
3.12 QUORUM	14
3.13 ACTION BY MAJORITY VOTE	14
3.14 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING	14
3.15 FEES AND COMPENSATION OF DIRECTORS	14
3.16 CHAIR OF THE BOARD	14
3.17 VICE CHAIR OF THE BOARD	15
3.18 COMMITTEES OF DIRECTORS	15
ARTICLE IV - OFFICERS	15
4.1 POSITIONS AND ELECTION	15
4.2 TERM	15
4.3 CHIEF EXECUTIVE OFFICER	15
4.4 PRESIDENT	16
4.5 CHIEF FINANCIAL OFFICER	16
4.6 VICE PRESIDENT	16
4.7 SECRETARY	16
4.8 TREASURER	16
4.9 OTHER OFFICERS	17
4.10 VOTING SECURITIES OWNED BY THE CORPORATION	17
4.11 DUTIES OF OFFICERS MAY BE DELEGATED	17

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ARTICLE V - STOCK CERTIFICATES AND THEIR TRANSFER	17
5.1 CERTIFICATES REPRESENTING SHARES	17
5.2 TRANSFERS OF STOCK	17
5.3 TRANSFER AGENTS AND REGISTRARS	17
5.4 LOST, STOLEN, OR DESTROYED CERTIFICATES	17
5.5 STOCKHOLDERS OF RECORD	17
ARTICLE VI - GENERAL MATTERS	18
6.1 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	18
6.2 CONSTRUCTION; DEFINITIONS	18
6.3 DIVIDENDS	18
6.4 FISCAL YEAR	18
6.5 SEAL	18
ARTICLE VII - NOTICES	18
7.1 NOTICES	18
7.2 WAIVERS OF NOTICE	18
ARTICLE VIII - INDEMNIFICATION	19
8.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS	19
8.2 INDEMNIFICATION OF OTHERS	19
8.3 ADVANCEMENT OF EXPENSES	19
8.4 DETERMINATION; CLAIM	19
8.5 NON-EXCLUSIVITY OF RIGHTS	19
8.6 INSURANCE	20
8.7 OTHER INDEMNIFICATION	20
8.8 CONTINUATION OF INDEMNIFICATION	20
8.9 AMENDMENT OR REPEAL	20
ARTICLE IX - AMENDMENTS	20

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AMENDED AND RESTATED

BYLAWS OF SPIRIT AVIATION HOLDINGS, INC.

ARTICLE I - CORPORATE OFFICES

1.1 REGISTERED OFFICE. The registered office of Spirit Aviation Holdings, Inc. (the “Corporation”) shall be fixed in the Corporation’s Certificate of Incorporation, as the same may be amended from time to time.

1.2 OTHER OFFICES. The Corporation may have other offices, both within and without the State of Delaware, as the Corporation’s board of directors (the “Board of Directors”) may at any time determine or the business of the Corporation may require.

ARTICLE II - MEETINGS OF STOCKHOLDERS

2.1 PLACE OF MEETINGS; MEETINGS BY REMOTE COMMUNICATIONS.

(a)    All meetings of stockholders shall be held at any place, within or outside the State of Delaware, or may instead be held solely by means of remote communication, as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of meeting.

(b)    If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (i) participate in a meeting of stockholders, and (ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (B) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.2 ANNUAL MEETING. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting in accordance with these Bylaws shall be held at such date, time and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting.

2.3 SPECIAL MEETING.

(a)    Purpose. Special meetings of stockholders for any purpose or purposes shall be called only:

(i)    by the Board of Directors or the Chair of the Board (as defined in Section 3.16); or

(ii)   by the Secretary (as defined in Section 4.7), following receipt of one or more written demands to call a special meeting of the stockholders in accordance with, and subject to, this Section 2.3 from stockholders of record who own, in the aggregate, at least 25% of the voting power of the outstanding shares of the Corporation then entitled to vote on the matter or matters to be brought before the proposed special meeting.

The Board of Directors may fix a record date to determine the stockholders entitled to demand a special meeting of stockholders.

(b)    Notice. A request to the Secretary shall be delivered to the Secretary at the Corporation’s principal executive offices and signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall set forth:

(i)     a brief description of each matter of business desired to be brought before the special meeting;

(ii)    the reasons for conducting such business at the special meeting;

(iii)   the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); and

(iv)   the information required in Section 2.13(b) of these Bylaws (for stockholder nomination demands) or Section 2.13(c) of these Bylaws (for all other stockholder proposal demands), as applicable.

(c)    Business. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any special meeting requested by stockholders.

(d)    Time and Date. A special meeting requested by stockholders shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than 90 days after the request to call the special meeting is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if:

(i)    the Board of Directors has called or calls for an annual or special meeting of the stockholders to be held within 90 days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such meeting includes (among any other matters properly brought before the meeting) the business specified in the request;

(ii)    the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law;

(iii)   an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within 90 days prior to the receipt by the Secretary of the request for the special meeting (and, for purposes of this Section 2.3(d)(iii), the election of directors shall be deemed a Similar Item with respect to all items of business involving the election or removal of directors); or

(iv)   the special meeting request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”).

(e)    Revocation. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary at the Corporation’s principal executive offices, and if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting.

2.4 NOTICE OF STOCKHOLDERS’ MEETINGS. Notice of the place (if any), date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), and means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than ten days nor more than 60 days before the meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Notices of meetings to stockholders may be given by mailing the same, addressed to the stockholder entitled thereto, at such stockholder’s mailing address as it appears on the records of the corporation and such notice shall be deemed to be given when deposited in the U.S. mail, postage prepaid. An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or any other agent of the Corporation that the notice has been given by mail or by a form of electronic transmission, as applicable, shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may be given by electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

2.5 QUORUM. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chair of the meeting or (b) a majority in voting power of the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in Section 2.6 of these Bylaws until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

2.6 ADJOURNED MEETING; NOTICE. Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are provided in accordance with applicable law. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

2.7 CONDUCT OF BUSINESS. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of the stockholders, the Chair of the Board, or in their absence or inability to act, the Chief Executive Officer, or, in their absence or inability to act, the officer or director whom the Board of Directors shall appoint, shall act as chair of, and preside at, the meeting. The Secretary or, in the Secretary’s absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting. Except to the extent inconsistent with rules, regulations and procedures adopted by the Board of Directors, the chair of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; (f) the determination of the circumstances in which any person may make a statement or ask questions and limitations on the time allotted to questions or comments by participants; (g) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (h) the exclusion or removal of any stockholders or any other individual who refuses to comply with meeting rules, regulations, or procedures; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations and procedures for compliance with any federal, state or local laws or regulations (including those concerning safety, health or security); (k) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting; and (l) rules, regulations or procedures regarding the participation by means of remote communication of stockholders and proxy holders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication. Unless and to the extent determined by the Board of Directors or the chair of the meeting, the chair of the meeting shall not be obligated to adopt or follow any technical, formal or parliamentary rules or principles of procedure.

2.8 VOTING.

(a)    General. Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of capital stock held by such stockholder.

(b)    Election of Directors. Unless otherwise determined by the chair of the meeting, the election of directors shall be by written ballot. If authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder. Unless otherwise required by law, the Certificate of Incorporation, or these Bylaws, the election of directors shall be decided by a majority of the votes cast with respect to a nominee at a meeting of the stockholders for the election of directors, at which a quorum is present, by the holders of stock entitled to vote in the election; provided, however, that, if the Secretary receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 2.13 of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date the Corporation gives notice of such meeting/determines that the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes of the shares represented in person or by proxy at any meeting of stockholders, at which a quorum is present, held to elect directors and entitled to vote on such election of directors. For purposes of this Section 2.8 (b), a majority of the votes cast means that the number of shares voted “for” a nominee must exceed the votes cast “against” such nominee’s election. If a nominee for director who is not an incumbent director does not receive a majority of the votes cast, the nominee shall not be elected. The Nominating and Corporate Governance Committee has established procedures under which a director standing for reelection in an uncontested election must tender a resignation conditioned on the incumbent director’s failure to receive a majority of the votes cast. If an incumbent director who is standing for reelection does not receive a majority of the votes cast, the Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on such committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of the certification of the election results. The director who fails to receive a majority vote will not participate in such committee’s recommendation or the Board of Directors’ decision.

(c)    Other Matters. Unless otherwise required by law, the Certificate of Incorporation, or these Bylaws, any matter, other than the election of directors, properly brought before any meeting of stockholders, at which a quorum is present, shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

(d)    Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The authorization of a person to act as proxy may be documented, signed, and delivered in accordance with Section 116 of the General Corporation Law of the State of Delaware (the “DGCL”) provided that such authorization shall set forth, or be delivered with, information enabling the corporation to determine the identity of the stockholder granting such authorization. Proxies shall be filed in accordance with the procedures established for the meeting of stockholders. Except as otherwise limited therein or as otherwise provided by law, proxies authorizing a person to vote at a specific meeting shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Any stockholder soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

2.9 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Subject to the rights of the holders of the shares of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected only at a duly called annual or special meeting of such stockholders and may not be effected by any written consent in lieu of a meeting by such stockholders.

2.10 FIXING THE RECORD DATE.

(a)    In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. For purposes of this Article II, “close of business” means 5:00 p.m. Eastern time on any calendar day, whether or not a business day. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.

(b)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

2.11 LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Corporation shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of capital stock of the Corporation registered in the name of each stockholder no later than the tenth day before each meeting of the stockholders. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

2.12 INSPECTORS OF ELECTION. In advance of any meeting of the stockholders, the Board of Directors shall, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of their ability. The inspector or inspectors may appoint or retain other persons or entities to assist the inspector or inspectors in the performance of their duties. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspector or inspectors may consider such information as is permitted by applicable law. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction. No person who is a candidate for office at an election may serve as an inspector at such election. When executing the duties of inspector, the inspector or inspectors shall:

(a)    ascertain the number of shares outstanding and the voting power of each;

(b)    determine the shares represented at the meeting and the validity of proxies and ballots;

(c)    count all votes and ballots;

(d)    determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(e)   certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

2.13 ADVANCE NOTICE OF STOCKHOLDER NOMINATIONS AND PROPOSALS.

(a)    Annual Meetings. At a meeting of the stockholders, only such nominations of persons for the election of directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be:

(i)    specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof;

(ii)   otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof; or

(iii)    otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered and at the time of the annual meeting of stockholders, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 2.13.

For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to bring nominations or business properly before an Annual Meeting (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and such stockholder must comply with the notice and other procedures set forth in this Section 2.13 to bring such nominations or business properly before an Annual Meeting. In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder pursuant to Section 2.13(a)(iii), the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Section 2.13(a), in writing to the Secretary even if such matter is already the subject of any notice to the stockholders or Public Disclosure from the Board of Directors. To be timely, a Proposing Stockholder’s notice for an annual meeting must be delivered to the Secretary at the principal executive offices of the Corporation: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 60 days after the anniversary of the previous year’s annual meeting (which anniversary date shall, for purposes of the Corporation’s first annual meeting following the adoption of these Bylaws, be deemed to be June 1, 2026); and (y) with respect to any other annual meeting of stockholders, not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the annual meeting and (2) the close of business on the tenth day following the first date of Public Disclosure of the date of such meeting. In no event will the adjournment or postponement of an annual meeting (or the public announcement thereof) for which notice has already been given or for which a public announcement of the meeting date has already been made, commence a new notice time period (or extend any notice time period) for the giving of a stockholder’s notice as described above. For the purposes of this Section 2.13, “Public Disclosure” shall mean a disclosure made in a press release reported by the Dow Jones News Services, The Associated Press, or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14, or 15(d) of the Exchange Act. The number of nominees a Proposing Stockholder may nominate for election at an annual meeting (or in the case of a Proposing Stockholder giving the notice on behalf of a beneficial owner, the number of nominees a Proposing Stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected by stockholders generally at such annual meeting.

(b)    Stockholder Nominations. For the nomination of any person or persons for election to the Board of Directors pursuant to Section 2.13(a)(iii) or Section 2.13(d), a Proposing Stockholder’s timely notice to the Secretary (in accordance with the time periods for delivery of timely notice as set forth in this Section 2.13) shall set forth or include:

(i)    the name, age, business address, residence address, and citizenship of each nominee proposed in such notice;

(ii)    the principal occupation or employment of each such nominee;

(iii)   the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee or their affiliates or associates and any Synthetic Equity Interest (as defined below) held or beneficially owned by the nominee or their affiliates or associates;

(iv)   such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Exchange Act;

(v)   a questionnaire with respect to the background and qualifications of the nominee completed by the nominee in the form provided by the Corporation (which questionnaire shall be provided by the Secretary upon written request);

(vi)   a description of any position of such person as an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the three years preceding the submission of the notice;

(vii)    a written statement and agreement executed by each such nominee acknowledging that such person:

(A)   consents to being named as a nominee in the proxy statement and form of proxy relating to the meeting at which directors are to be elected and to serving as a director if elected;

(B)   intends to serve as a director for the full term for which such person is standing for election; and

(C)   makes the following representations: (1) that the director nominee has read and agrees to comply with all applicable rules and regulations of the exchanges upon which shares of the Corporation’s capital stock trade and adhere to the Corporation’s Corporate Governance Guidelines, Code of Business Conduct and Ethics Code, conflict of interest, confidentiality, stock ownership, and any other of the Corporation’s policies or guidelines applicable to directors, including with regard to securities trading and, if elected as a director of the Corporation, such person currently would be in compliance with any such policies and guidelines that have been publicly disclosed, (2) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any nomination or other business proposal, issue, or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (3) that the director nominee is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with such person’s nomination for director or service as a director of the Corporation (“Compensation Arrangement”) that has not been disclosed to the Corporation and (4) such proposed nominee will promptly provide to the Corporation such other information as it may reasonably request.

(viii)    as to any other business that the stockholder proposes to bring before the meeting: a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the text, if any, of any resolutions or Bylaw amendment proposed for adoption, and any material interest in such business of each Proposing Stockholder;

(ix)   as to the Proposing Stockholder, the beneficial owner, if any on whose behalf the nomination or other business proposal is being made, and if such Proposing Stockholder or beneficial owner is an entity, as to each director, executive, managing member, or control person of such entity (any such individual or control person, a “control person”):

(A)   the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made;

(B)   the class and number of shares of the Corporation which are owned as of the date of the Proposing Stockholder’s notice by the Proposing Stockholder (beneficially and of record), the beneficial owner or any of their affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), including any shares of any class or series of capital stock of the Corporation as to which such Proposing Stockholder or any of their affiliates or associates has a right to acquire beneficial ownership at any time in the future (whether or not such right is exercisable immediately or only after the passage of time or upon the satisfaction of any conditions or both) pursuant to any agreement, arrangement or understanding (whether or not in writing), on whose behalf the nomination or other business proposal is being made, and any control person;

(C)    all Synthetic Equity Interests (as defined below) in which such Proposing Stockholder or any of their affiliates or associates, directly or indirectly, holds an interest including a description of the material terms of each such Synthetic Equity Interest, including, without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (1) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Stockholder or any of their affiliates or associates, (2) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (3) whether or not such Proposing Stockholder, any of their affiliates or associates and/or, to the extent known, the counterparty to such Synthetic Equity Interest has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest,

(D)    any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such Proposing Stockholder or any of their affiliates or associates that are separated or separable from the underlying shares of the Corporation,

(E)    any performance-related fees (other than an asset-based fee) to which such Proposing Stockholder or any of their affiliates or associates, directly or indirectly, is entitled to receive based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation, or any Synthetic Equity Interests,

(F)    (1) if such Proposing Stockholder is not a natural person, the identity of the natural person or persons associated with such Proposing Stockholder responsible for (i) the formulation of and decision to propose the director nomination or business to be brought before the meeting and (ii) making voting and investment decisions on behalf of the Proposing Stockholder (irrespective of whether such person or persons have “beneficial ownership” for purposes of Rule 13d-3 of the Exchange Act of any securities owned of record or beneficially by the Proposing Stockholder) (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Stockholder and, the qualifications and background of such Responsible Person or (2) if such Proposing Stockholder is a natural person, the qualifications and background of such natural person,

(G)    any equity interests or any Synthetic Equity Interests in any principal competitor of the Corporation beneficially owned by such Proposing Stockholder or any of their affiliates or associates,

(H)   any direct or indirect interest of such Proposing Stockholder or any of their affiliates or associates in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, without limitation, in any such case, any employment agreement, collective bargaining agreement or consulting agreement),

(I)    any pending or threatened litigation in which such Proposing Stockholder or any of their affiliates or associates is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation,

(J)   any material transaction occurring during the prior twelve months between such Proposing Stockholder or any of their affiliates or associates, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, and

(K)   a description of any agreement, arrangement, or understanding with respect to such nomination or other business proposal between or among the Proposing Stockholder, the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, and any control person; including without limitation (1) any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act and (2) any plans or proposals which relate to or would result in any action that would be required to be disclosed pursuant to Item 4 of Schedule 13D under the Exchange Act (in each case, regardless of whether the requirement to file a Schedule 13D under the Exchange Act is applicable);

(L)   a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person at the meeting (or a qualified representative thereof intends to appear in person at the meeting) to nominate the person or persons specified in the notice or propose such other business proposal;

(M)   a representation whether the Proposing Stockholder, the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, any control person, or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination or other business proposal and, if so, the name of each participant in such solicitation; and a statement: (1) confirming whether, the stockholder, beneficial owner, or any control person intends, or is part of a group that (x) in the case of a nomination, intends to solicit proxies or votes in support of such director nominees or nomination in accordance with Rule 14a-19 under the Exchange Act, including but not limited to, delivering a proxy statement and form of proxy and soliciting at least the percentage of the voting power of all of the shares of the stock of the Corporation required under applicable law to elect the nominee, and (y) in the case of a business proposal, intends to deliver a proxy statement and form of proxy and solicit at least the percentage of voting power of all of the shares of stock of the Corporation required under applicable law to approve the proposal; and (2) whether or not any such stockholder, beneficial owner, or any control person intends to otherwise solicit proxies from stockholders in support of such nomination or other business proposal; and

(N)   any other information relating to such Proposing Stockholder and beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, and any control person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the business proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

For purposes of this Section (ix), the term “Synthetic Equity Interest” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called “stock borrowing” or securities lending agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit, or share in any profit, or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Corporation, (b) mitigate loss to, reduce the economic risk of, or manage the risk of share price changes for, any person or entity with respect to any shares of any class or series of capital stock of the Corporation, (c) otherwise provide in any manner the opportunity to profit, or share in any profit, or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the Corporation or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Corporation.

A stockholder providing timely notice of nominations or business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Bylaw shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such Annual Meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) business day after the record date for the Annual Meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date of the Annual Meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting). For the avoidance of doubt, the obligation to update as set forth in this Section 2.13(b)(ix) shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder, or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders. Notwithstanding the foregoing, if a Proposing Stockholder no longer plans to solicit proxies in accordance with its representation, such Proposing Stockholder shall inform the Corporation of this change by delivering a written notice to the Secretary at the principal executive offices of the Corporation no later than two (2) business days after making the determination not to proceed with a solicitation of proxies. A Proposing Stockholder shall also update its notice so that the information required by Section 2.13(b)(viii) is current through the date of the meeting or any adjournment, postponement or rescheduling thereof, and such update shall be delivered in writing to the secretary at the principal executive offices of the Corporation no later than two (2) business days after the occurrence of any material change to the information previously disclosed pursuant to Section 2.13(b)(ix).

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

Notwithstanding anything in the third sentence of the second paragraph of Article II, Section 2.13(a) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no Public Disclosure naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with the second sentence of Article I, Section 2(a)(2), a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which such Public Disclosure is first made by the Corporation.

(c)   General.

(i)   Except as otherwise required by law, nothing in this Article II, Section 2.13 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director or any other matter of business submitted by a stockholder.

(ii)   The number of nominees a stockholder may nominate for election at the Annual Meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the Annual Meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such Annual Meeting.

(d)   Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder’s timely notice to the Secretary (in accordance with the time periods for delivery of timely notice as set forth in this Section 2.13) shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting:

(i)     a brief description of the business desired to be brought before the annual meeting;

(ii)    the reasons for conducting such business at the annual meeting;

(iii)   the text of any proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment);

(iv)   any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such Proposing Stockholder, beneficial owner, if any, on whose behalf the business is being proposed, and any control person;

(v)   any other information relating to such Proposing Stockholder, beneficial owner, if any, on whose behalf the proposal is being made, any control person or any other participants (as defined in Item 4 of Schedule 14A under the Exchange Act) required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(vi)   a description of all agreements, arrangements, or understandings between or among such stockholder, the beneficial owner, if any, on whose behalf the proposal is being made, and any control person and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such stockholder, beneficial owner, or any control person, in such business, including any anticipated benefit therefrom to such stockholder, beneficial owner, or control person; and

(vii)   all of the other information required by Section 2.13(b)(ix) above.

(e)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting and in accordance with Section 2.3 of Article II of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders called by the Board of Directors at which directors are to be elected pursuant to the Corporation’s notice of meeting:

(i)    by or at the direction of the Board of Directors or any committee thereof; or

(ii)   provided that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.13(d) is delivered to the Secretary and at the time of the special meeting of stockholders, who is entitled to vote at the meeting, and upon such election and who complies with the notice procedures set forth in this Section 2.13.

Notwithstanding any other provision of these Bylaws, in the case of a special meeting called following the demand of one or more stockholders, no stockholder may nominate a person for election to the Board of Directors or propose any business to be considered at the special meeting, except pursuant to a written request to call a special meeting pursuant to Section 2.3 that identifies the nominees for election and business to be considered at the special meeting and that satisfies the requirements of these Bylaws.

In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if such stockholder delivers a stockholder’s notice that complies with the requirements of Section 2.13(b) to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the tenth (10th) day following the date of the first Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment or postponement (or the public announcement thereof) commence a new time period (or extend any notice time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at a special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected by stockholders generally at such special meeting.

(f)   Effect of Noncompliance.

(i)   Only such persons who are nominated in accordance with the procedures set forth in this Section 2.13 or Section 2.14 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting as shall be brought before the meeting in accordance with the procedures set forth in this Section 2.13. Subject to the supervision of the Board of Directors, the chair of the meeting, as determined pursuant to Section 2.7, shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.13. If any proposed nomination was not made or proposed in compliance with this Section 2.13, or other business was not made or proposed in compliance with this Section 2.13, or if any stockholder, beneficial owner, control person, or any nominee for director acted contrary to any representation or other agreement required by this Section 2.13 (or with any law, rule, or regulation identified therein) or provided false or misleading information to the Corporation, then except as otherwise required by law, the chair of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Section 2.13 does not comply with or provide the information required under this Section 2.13 to the Corporation, including the evidence required by Section 2.13(e)(ii) by no later than five business days prior to the applicable meeting or the Proposing

Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation.

(ii)   If any stockholder provides notice pursuant to Rule 14a-19 under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met all of the applicable requirements of Rule 14a-19 under the Exchange Act. Without limiting the other provisions and requirements of this Section 2.13, unless otherwise required by law, if any Proposing Stockholder provides such notice and either (A) fails to comply with the requirements of Rule 14a-19 under the Exchange Act, or (B) fails to timely provide reasonable evidence of such compliance as required by this Section 2.13(e)(ii), then the Proposing Stockholder’s nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting, or other proxy materials for any annual meeting (or any supplement thereto) and the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees.

(g)   Rule 14a-8. This Section 2.13 shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of the stockholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

2.14 Delivery to the Corporation. Whenever this Article II requires one or more persons (including a record or beneficial owner of capital stock) to deliver a document or information to the secretary of the Corporation or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the Corporation shall not be required to accept delivery of such document or information unless the document or information is exclusively in writing (and not in an electronic transmission) and delivered exclusively by hand (including overnight courier service) or by certified or registered mail, return receipt requested.

ARTICLE III - DIRECTORS

3.1 POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these Bylaws, or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

3.2 NUMBER OF DIRECTORS. The Board of Directors shall consist of not less than three (3) and not more than twelve (12) directors as fixed from time to time by resolution of a majority of the total number of directors that the Corporation would have if there were no vacancies. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification, or removal.

3.3 NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors, may be filled by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum, or by a sole remaining director. A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom the director has replaced, a successor is duly elected and qualified, or the earlier of such director’s death, resignation, or removal.

3.4 RESIGNATION. Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later effective date or upon the happening of an event or events as is therein specified. A resignation that is conditioned on a director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. A verbal resignation shall not be deemed effective until confirmed by the director in writing or by electronic transmission to the Corporation.

3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE. The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this Bylaw shall constitute presence in person at the meeting.

3.6 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

3.7 SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at such times and at such places, if any, as may be determined by the Chair of the Board on at least 48 hours’ notice to each director given by one of the means specified in Section 3.9 hereof other than by mail or on at least three days’ notice if given by mail. Special meetings shall be called by the Chair of the Board in like manner and on like notice on the written request of any two or more directors. The notice need not state the purposes of the special meeting and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

3.8 ADJOURNED MEETINGS. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.9 hereof other than by mail, or at least three days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

3.9 NOTICES. Subject to Section 3.7, Section 3.8, and Section 3.10 hereof, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation, or these Bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, facsimile, email, or by other means of electronic transmission.

3.10 WAIVER OF NOTICE. Whenever notice to directors is required by applicable law, the Certificate of Incorporation, or these Bylaws, a waiver thereof, in writing signed by, or by electronic transmission by, the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

3.11 ORGANIZATION. At each regular or special meeting of the Board of Directors, the Chair of the Board or, in the Chair’s absence, the Vice-Chair shall preside. The Secretary shall act as secretary at each meeting of the Board of Directors. If the Secretary is absent from any meeting of the Board of Directors, an assistant secretary of the Corporation shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all assistant secretaries of the Corporation, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

3.12 QUORUM. Except as otherwise provided by these Bylaws, the Certificate of Incorporation, or required by applicable law, the presence of a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

3.13 ACTION BY MAJORITY VOTE. Except as otherwise provided by these Bylaws, the Certificate of Incorporation, or required by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

3.14 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission and any consent may be documented, signed, and delivered in any manner permitted by Section 116 of the DGCL. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

3.15 FEES AND COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors.

3.16 CHAIR OF THE BOARD. The Board of Directors shall annually elect one of its members to be its chair (the “Chair of the Board”) and shall fill any vacancy in the position of Chair of the Board at such time and in such manner as the Board of Directors shall determine. Except as otherwise provided in these Bylaws, the Chair of the Board shall preside at all meetings of the Board of Directors and of stockholders. The Chair of the Board shall perform such other duties and services as shall be assigned to or required of the Chair of the Board by the Board of Directors.

3.17 VICE CHAIR OF THE BOARD. The Board of Directors may designate one or more Vice Chairs who shall, subject to the control of the Board of Directors, perform such duties as may be prescribed by the Board of Directors.

3.18 COMMITTEES OF DIRECTORS. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors. Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter, and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.

ARTICLE IV - OFFICERS

4.1 POSITIONS AND ELECTION. The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer and a secretary. The Corporation may also have, at the discretion of the Board of Directors, a president, a chief financial officer or treasurer, one (1) or more vice presidents, one (1) or more assistant vice presidents, one (1) or more assistant treasurers, one (1) or more assistant secretaries, and any such other officers as may be appointed in accordance with the provisions of these Bylaws. Any two or more offices may be held by the same person.

4.2 TERM. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation, or removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the majority vote of the members of the Board of Directors then in office. The removal of an officer shall be without prejudice to such officer’s contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving notice of their resignation in writing, or by electronic transmission, to the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board of Directors.

4.3 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, subject to the control of the Board of Directors, have responsibility for the general and active management of the business of the Corporation and shall have the general powers and duties of management usually vested in the Chief Executive Officer of a corporation. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect and shall implement the general directives, plans and policies formulated by the Board of Directors. The Chief Executive Officer may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board of Directors, and he or she may delegate these powers. In the absence or disability of the Chairman of the Board, the Chief Executive Officer shall preside at all meetings of the stockholders. Except where by law the signature of the President is required, the Chief Executive Officer shall exercise all the powers and discharge all the duties of the President. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such Officer by these Bylaws or by the Board of Directors.

4.4 PRESIDENT. The President shall have such responsibilities and authority as determined by these Bylaws or by the Board of Directors of the Corporation.

4.5 CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall, subject to the control of the Board of Directors, have responsibility for the financial management of the Corporation. The Chief Financial Officer shall have such powers and perform such duties as from time to time may be assigned to him or her by the Board of the Directors or by the Chief Executive Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of the Corporation, using appropriate accounting principles; have supervision over and be responsible for the financial affairs of the Corporation; cause to be kept at the principal executive office of the Corporation and preserved for review as required by law or regulation all financial records of the Corporation; be responsible for the establishment of adequate internal control over the transactions and books of account of the Corporation; and be responsible for rendering to the proper Officers and the Board of Directors upon request, and to the stockholders and other parties as required by law or regulation, financial statements of the Corporation.

4.6 VICE PRESIDENT. The Vice President or Vice Presidents, in the order designated by the Board of Directors, shall be vested with all the powers and required to perform all the duties of the President in his or her absence or disability and shall perform such other duties as may be prescribed by the Board of Directors.

4.7 SECRETARY. The Secretary shall perform all the duties commonly incident to his or her office, and keep accurate minutes of all meetings of the stockholders, the Board of Directors and the Committees of the Board of Directors, recording all the proceedings of such meetings in a book or books to be kept for that purpose. He or she shall give, or cause to be given, proper notice of meetings of stockholders and the Board of Directors. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and meetings of the Board of Directors, then either the Board of Directors or the Chief Executive Officer may choose another Officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary. The Board of Directors may give general authority to any other Officer to affix the seal of the Corporation and to attest to the affixing by such Officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be, and shall perform such other duties as the Board of Directors shall designate.

4.8 TREASURER. The Treasurer may be the Chief Financial Officer of the Corporation. The Treasurer shall have custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, Chief Executive Officer or Chief Financial Officer, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer or Chief Financial Officer and the Board of Directors, at its regular meetings, or whenever the Board of Directors may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. Until such time as a controller may be elected by the Board of Directors, the Treasurer shall also maintain adequate records of all assets, liabilities and transactions of the Corporation and shall see that adequate audits thereof are currently and regularly made. The Treasurer shall cause to be prepared, compiled and filed such reports, statements, statistics and other data as may be required by law or prescribed by the Chief Executive Officer or the Chief Financial Officer. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation. The Treasurer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such Officer by these Bylaws or by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer.

4.9 OTHER OFFICERS. Such other Officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other Officer of the Corporation the power to choose such other Officers and to prescribe their respective duties and powers.

4.10 VOTING SECURITIES OWNED BY THE CORPORATION. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, any Vice President or any other Officer authorized to do so by the Board of Directors and any such Officer may, in the name of and on behalf of the Corporation, take all such action as any such Officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

4.11 DUTIES OF OFFICERS MAY BE DELEGATED. In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the Chief Executive Officer or the President or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

ARTICLE V - STOCK CERTIFICATES AND THEIR TRANSFER

5.1 CERTIFICATES REPRESENTING SHARES. The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. The certificates representing shares of stock shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be facsimiles. In case any officer, transfer agent, or registrar who has signed such a certificate ceases to be an officer, transfer agent, or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if the signatory were still such at the date of its issue.

5.2 TRANSFERS OF STOCK. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books administered by or on behalf of the Corporation only by the direction of the registered holder thereof or such person’s attorney, lawfully constituted in writing, and, in the case of certificated shares, upon the surrender to the Company or its transfer agent or other designated agent of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued.

5.3 TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

5.4 LOST, STOLEN, OR DESTROYED CERTIFICATES. The Board of Directors or the Secretary may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors or the Secretary may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or uncertificated shares.

5.5 STOCKHOLDERS OF RECORD. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

ARTICLE VI - GENERAL MATTERS

6.1 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

6.2 CONSTRUCTION; DEFINITIONS. Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

6.3 DIVIDENDS. The Board of Directors, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock. The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

6.4 FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

6.5 SEAL. The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE VII - NOTICES

7.1 NOTICES. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any stockholder, such notice may be given by mail, addressed to such stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission if consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices by the Corporation in accordance with such consent, and (ii) such inability becomes known to the Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission, as described above, shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (a) such posting and (b) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. Notice to Directors or Committee members may be given personally, by mail as described above, or by telegram, telex, cable or by means of electronic transmission.

7.2 WAIVERS OF NOTICE. Whenever any notice is required by applicable law, the Certificate of Incorporation or these Bylaws, to be given to any Director, member of a Committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders or any regular or special meeting of the Directors or members of a Committee of Directors need be specified in any written waiver of notice unless so required by law, the Certificate of Incorporation or these Bylaws.

ARTICLE VIII - INDEMNIFICATION

8.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation shall indemnify and hold harmless, each person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by such person. Notwithstanding the preceding sentence, the Corporation shall be required to indemnify and hold harmless a person in connection with a Proceeding (or part thereof) commenced by such person only if (i) the commencement of such Proceeding (or part thereof) by the person was authorized in the specific case by the Board of Directors or (ii) indemnification is authorized pursuant to Section 8.4 of this Article VIII.

8.2 INDEMNIFICATION OF OTHERS. The Corporation shall have the power to indemnify and hold harmless, to the extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

8.3 ADVANCEMENT OF EXPENSES. Subject to the next sentence, the Corporation shall pay the expenses (including attorneys’ fees) actually and reasonably incurred by a current director or officer of the Corporation in defending any Proceeding in advance of its final disposition, upon receipt of an undertaking by or on behalf of such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under Section 8.1 or otherwise. Payment of such expenses actually and reasonably incurred by such person, may be made by the Corporation, subject to such terms and conditions as the general counsel of the Corporation in their discretion deems appropriate; provided that no such terms and conditions may be imposed with respect to persons who are or were directors of the Corporation.

8.4 DETERMINATION; CLAIM. If a claim for indemnification (following the final disposition of such Proceeding) or advancement of expenses under this ARTICLE VIII - is not paid in full within sixty (60) days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

8.5 NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article VIII will not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in their official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees, or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL

8.6 INSURANCE. The Corporation shall purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

8.7 OTHER INDEMNIFICATION. The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

8.8 CONTINUATION OF INDEMNIFICATION. The rights to indemnification provided by, or granted pursuant to, this Article VIII shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

8.9 AMENDMENT OR REPEAL. The rights conferred upon persons entitled to indemnification and advancement in this Article VIII shall be contract rights and such rights shall continue as to any such person who has ceased to be a director or officer and shall inure to the benefit of such person’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VIII that adversely affects any right of any such person or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE I - AMENDMENTS

These Bylaws may be adopted, amended, or repealed in accordance with the provisions of the Certificate of Incorporation of the Corporation.

* * * *

SPIRIT AVIATION HOLDINGS, INC.

CERTIFICATE OF AMENDMENT AND RESTATEMENT OF BYLAWS

The undersigned hereby certifies that he or she is the duly elected, qualified, and acting Secretary of Spirit Aviation Holdings, Inc., a Delaware corporation, and that the foregoing Bylaws, comprising 20 pages, were amended and restated effective as of March 12, 2025 by the Corporation’s board of directors.

IN WITNESS WHEREOF, the undersigned has hereunto executed this certificate on this 12th day of March, 2025.

By:	/s/ Thomas Canfield
Name: Thomas Canfield
Title: Secretary